UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010
RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 905-3300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On January 21, 2010, RSC Holdings Inc. and the stockholders who are parties to that certain Amended and Restated Stockholders Agreement, dated as of May 29, 2007, as amended by that Certain Amendment No. 1 dated August 24, 2009, or the Stockholders Agreement, entered into Amendment No. 2 to such Stockholders Agreement. Amendment No. 2:
•	provides that the Board shall have an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, an Audit and Risk Committee and such other committees as the Board may determine;
•	provides that the Executive Committee prior to a Controlled Company Event shall consist of one independent Director, one management Director, and two Director nominees of the entities affiliated with Oak Hill Capital Management, LLC (“Oak Hill”);
•	provides that each other committee shall consists of at least two Directors, and Oak Hill shall have the right to designate one member thereof from among the Director nominees affiliated with Oak Hill and independent Directors; and
•	provides that (i) the membership of each committee shall meet the requirements of applicable law (after giving effect to applicable transition periods, if any), and (ii) each committee shall have such additional members as the Board may determine, which determination shall be made on the recommendation of the Nominating and Corporate Governance Committee. Each committee shall have such powers and responsibilities as the Board may from time to time authorize.
The foregoing summary is subject to and qualified in its entirety by Amendment No. 2 to Amended and Restated Stockholders Agreement, filed as Exhibit 4.7.2 to this Current Report on Form 8-K and incorporated herein by reference. The Stockholders Agreement is filed as Exhibit 4.7 to our Registration Statement on Form S-1 (File No. 140644) filed with the Securities and Exchange Commission on May 4, 2007, and the Amendment No. 1 to the Stockholders Agreement is filed as Exhibit 4.7.1 to Form 8-K (File No. 001-33485) filed with the Securities and Exchange Commission on August 24, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director; Appointment of Director;
On January 21, 2010, Douglas Kaden resigned as a director of RSC Holdings Inc. and RSC Equipment Rental, Inc., effective immediately. Douglas Kaden was designated to the Board of Directors by Oak Hill and pursuant to the Bylaws and the Amended and Restated Stockholders Agreement, prior to a Controlled Company Event (as defined therein), Oak Hill shall have the right to designate four members to the Board of Directors. Oak Hill has designated J. Taylor Crandall, age 55, as the new Board member to fill the vacancy left by the resignation of Douglas Kaden.
Mr. Crandall is a Managing Partner of Oak Hill and has been part of the firm since 1986. Mr. Crandall has senior responsibility for originating, structuring and managing investments for the firm’s Media and Telecom and Technology industry groups. Prior to joining Oak Hill, Mr. Crandall was a Vice President with the First National Bank of Boston, where he managed a leveraged buyout group and the bank’s Dallas energy office. Mr. Crandall earned a B.A. degree, magna cum laude, from Bowdoin College, where he has served on the Board of Overseers.
Mr. Crandall was also simultaneously elected to the Board of Directors of the RSC Holding Inc.’s wholly owned operating subsidiary, RSC Equipment Rental, Inc.
Director Compensation;
In connection with the recent changes in committee structure, as well as the establishment of the Lead Independent Director role, on January 21, 2010 the Board of Directors of RSC Holdings Inc. and RSC Equipment Rental, Inc. approved certain enhancements to the Director Compensation Policy, including the following:
•	the Chairman of the Nominating and Corporate Governance Committee is paid an additional annual cash fee of $7,500 and members of the Nominating and Corporate Governance Committee, when applicable, are paid an additional annual cash fee of $5,000; and
•	the Lead Independent Director is paid an additional annual cash fee of $150,000. In addition, the Lead Independent Director will receive an additional annual award of restricted stock units, which is subject to the terms and conditions of the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, and the applicable Director Restricted Stock Unit Agreement. The amount of the annual award for the independent lead director of restricted stock units will be determined by the Board of Directors of RSC Holdings Inc. on an annual basis. For 2010, the amount of the award of restricted stock units shall be equal to the sum of $200,000, which amounts to 26,385 restricted stock units based on the closing market price of a share of our common stock on January 21, 2010, the date of grant as reported on the NYSE. For the avoidance of doubt, only whole shares up to $200,000, or the applicable prorated amount, are granted with any nominal cash remaining with RSC Holdings Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 21, 2010, the Board of Directors of RSC Holdings Inc. approved an amendment to our Amended and Restated By-Laws. The amendment to the Restated By-Laws:
•	provides that the Board of Directors shall have an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, an Audit and Risk Committee and such other committees as the Board of Directors may determine;
•	provides that the Audit and Risk Committee shall consist of at least three Directors and each other committee shall consist of at least two directors, selected in accordance with the Stockholders Agreement (if in effect, otherwise selected by the majority of the Board);
•	provides that each committee shall consist of such number of Directors as from time to time may be fixed by a majority of the total authorized membership of the Board of Directors, and any committee may be abolished or re-designated from time to time by the Board of Directors; and
•	provides that each member of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease as a Director, or until his or her earlier death, resignation or removal.
The foregoing summary of the amendment to the Amended and Restated By-Laws is qualified in its entirety by the Amended and Restated By-Laws themselves, which are attached hereto as Exhibit 3.2.
Item 8.01 Other Events
Committee Structure
On January 21, 2010, the Board of Directors of RSC Holdings Inc. reorganized our committee structure, which now consists of four standing committees: Audit and Risk Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee.
The role of the Audit Committee was expanded and is now named the Audit and Risk Committee. In addition to its prior responsibilities, the Audit and Risk Committee will review our policies, plans and programs relating to risk management, and will identify, analyze and evaluate of our risk exposure and steps necessary to monitor and control such exposure.
The Executive and Governance Committee was divided into two distinct committees, the Nominating and Corporate Governance Committee and the Executive Committee. The Nominating and Corporate Governance Committee will recommend to the Board qualified individuals to become Board members (consistent with criteria approved by the Board), develop and recommend to the Board a set of corporate governance guidelines applicable to RSC Holdings Inc., and oversee the evaluation of the Board. The Executive Committee will have the responsibility for any matters not specifically delegated to other committees of the Board of Directors.
The updated charters and membership of each committee can be found on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com.

Appointment of Lead Independent Director;
On January 21, 2010, the Board of Directors of RSC Holdings Inc. designated James Ozanne, a current Director of RSC Holdings Inc., as Lead Independent Director for RSC Holdings Inc.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.7.2	Amendment No. 2 to Amended and Restated Stockholders Agreement, dated January 21, 2010

3.2	Amended and Restated By-Laws, dated January 21, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
	By:	/s/ Kevin J. Groman
Dated: January 27, 2010		Kevin J. Groman
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.7.2	Amendment No. 2 to Amended and Restated Stockholders Agreement, dated January 21, 2010

3.2	Amended and Restated By-Laws, dated January 21, 2010